Exhibit 10.32
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment to Second Amended and Restated Credit Agreement (this “First Amendment”), dated as of March 2, 2009, is by and among DELTA PETROLEUM CORPORATION, a Delaware corporation (“Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (“Administrative Agent”), and each of the financial institutions a party hereto as Banks (hereinafter collectively referred to as “Executing Banks,” and individually, an “Executing Bank”).
W I T N E S S E T H:
     WHEREAS, Borrower, Administrative Agent and the financial institutions party thereto as Banks are parties to that certain Second Amended and Restated Credit Agreement dated as of November 3, 2008 (the “Credit Agreement”); and
     WHEREAS, Borrower has requested that Banks (i) amend certain terms of the Credit Agreement, and (ii) provide limited waivers of certain matters more particularly described herein; and
     WHEREAS, subject to and upon the terms and conditions set forth herein, Executing Banks have agreed to Borrower’s requests; and
     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Executing Banks hereby agree as follows:
     SECTION 1. First Amendment Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:
     “3/31/09 Current Ratio Test” has the meaning given such term in Section 4 hereof.
     “Accounts Payable Default” has the meaning given such term in Section 3 hereof.
     “Claims” has the meaning given such term in Section 10.6 hereof.
     “Current Ratio Default” has the meaning given such term in Section 3 hereof.
     “Effective Date” has the meaning given such term in Section 9 hereof.
     “Equity Issuances” has the meaning given such term in Section 9 hereof.
     “Equity Issuance Documents” has the meaning given such term in Section 9 hereof.

     “Equity Issuance Net Proceeds” has the meaning given such term in Section 9 hereof.
     “Forbearance Period” means the period commencing on the Signing Date and continuing through and including the Forbearance Period Termination Date, unless earlier terminated pursuant to the terms and provisions of this First Amendment.
     “Forbearance Period Termination Date” means 5:00 p.m. (Chicago, Illinois Time) on March 17, 2009; provided, that (a) if Borrower files a Form S-3 registration statement after the Signing Date but on or prior to March 17, 2009 in contemplation of the Equity Issuances (the “Registration Statement”), then the Forbearance Period Termination Date shall automatically be extended to April 15, 2009, and (b) if the Securities Exchange Commission (the “SEC”) has notified Borrower on or prior to April 15, 2009 that (i) the Registration Statement will not be subject to SEC review, then the Forbearance Period Termination Date shall automatically be extended to April 30, 2009, or (ii) the Registration Statement will be subject to SEC review and Borrower has received gross proceeds of $75,000,000, which result in Borrower’s receipt of Net Proceeds of at least $70,000,000 on or prior to April 15, 2009 from issuance(s) by Borrower after the Signing Date (the “Interim Issuance”) of additional Equity of Borrower other than pursuant to the Registration Statement, then the Forbearance Period Termination Date shall automatically be extended to May 15, 2009. If the Forbearance Period Termination Date has been automatically extended to May 15, 2009 due to the application of clause (b)(ii) above, then the Forbearance Period Termination Date shall be further automatically extended to June 15, 2009 if the Registration Statement is declared effective by the SEC on or prior to May 15, 2009.
     “Forbearance Period Termination Event” means the occurrence of any of the following: (a) any representation or warranty made or deemed made by Borrower in this First Amendment shall be false, misleading or erroneous in any material respect when made or deemed to have been made, (b) Borrower shall fail to perform, observe or comply timely with any covenant, agreement or term contained in this First Amendment, or (c) any Default or Event of Default, other than the Specified Defaults, shall occur under this First Amendment, the Credit Agreement or any of the other Loan Papers.
     “Lender-Related Parties” has the meaning given such term in Section 10.6 hereof.
     “Potential Statutory Liens Default” has the meaning given such term in Section 4 hereof.
     “Signing Date” has the meaning given such term in Section 8 hereof.
     “Specified Defaults” has the meaning given such term in Section 3 hereof.
     “Statutory Liens” means (a) inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests, and (b) mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising by operation of Law in the ordinary course of business, in each case relating to obligations which are more than sixty (60) days delinquent and not otherwise permitted by Section 8.7 of the Credit Agreement.
     “Statutory Liens Waiver Period” means the period commencing on the Signing Date and continuing through and including the first to occur of (a) the Forbearance Period Termination Date, (b) a Forbearance Period Termination Event, and (c) April 30, 2009.
     “Unrestricted Subsidiary Liability Default” has the meaning given such term in Section 4 hereof.
     SECTION 2. Signing Date Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent set forth in Section 8 hereof, the Credit Agreement is hereby amended effective as of the Signing Date in the manner provided in this Section 2.
          2.1 Amendments to Credit Agreement Definitions. The following definitions contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:
     “Applicable Margin” means, on any date, with respect to each Type of Revolving Loan, an amount determined by reference to the ratio of Outstanding Credit to the Conforming Borrowing Base on such date in accordance with the table below:

Ratio of Outstanding Credit to	Applicable Margin for	Applicable Margin for
Conforming Borrowing Base	Eurodollar Loans	Base Rate Loans
> 1 to 1	5.000%	4.125%
> .90 to 1 and < 1 to 1	3.500%	2.625%
> .75 to 1 and < .90 to 1	3.000%	2.125%
> .50 to 1 and < .75 to 1	2.750%	1.875%
< .50 to 1	2.500%	1.625%
     “Loan Papers” means this Agreement, the First Amendment, the Notes, each Facility Guaranty which may now or hereafter be executed, each Borrower Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, the Existing Mortgages (including all amendments thereto), all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, all Letters of Credit, the Certificate of Effectiveness and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.
     “Prepayment Event” means, at any time on or following the Closing Date but prior to the Conforming Date, (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Credit Party permitted by Section 9.5 (other than dispositions of inventory or obsolete or worn-out property in the ordinary course of business), (b) the issuance by the Borrower of any Equity, (c) the receipt of any Net Proceeds as a result of any settlement or other resolution, agreement or arrangement in respect of Borrower’s claims under the breach of contract lawsuit Amber Resources Company et al. v. United States, Case No. 2-30 or any actions related thereto, or (d) the incurrence by any Credit Party of Debt permitted by Section 9.1(i).
     “Redetermination” means any Scheduled Redetermination or Special Redetermination.
     “Redetermination Date” means (a) with respect to any Scheduled Redetermination, February 1, 2009, and thereafter each March 1 and September 1 commencing September 1, 2009, and (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Redetermination. The Closing Date shall also constitute a Redetermination Date for purposes of this Agreement.
     “Required Reserve Value” means Proved Mineral Interests that have a Recognized Value of not less than ninety percent (90%) of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries and included in the Borrowing Base or Conforming Borrowing Base.
     “Specified Asset Sales” means [Intentionally Deleted].
          2.2 Additional Credit Agreement Definitions. Section 1.1 of the Credit Agreement shall be amended to add the following definitions to such Section:
     “Approved Counterparty” means (a) any Bank or any Affiliate of a Bank, and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.
     “Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.
     “First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 2, 2009, among Borrower, Administrative Agent and Banks party thereto.
     “Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced

Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which are more onerous to the Borrower and its Restricted Subsidiaries than those imposed by the Refinanced Debt, and (e) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Obligations to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.
          2.3 Amendment to Mandatory Prepayments. Section 2.6(c) of the Credit Agreement shall be amended to read in full as follows:
     “(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Credit Party in respect of any Prepayment Event, the Borrower shall, promptly (and in any event within five days) after such Net Proceeds are received by any Credit Party, prepay the Obligations in an aggregate amount equal to (x) in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”, 50% of such Net Proceeds, (y) in the case of a Prepayment Event described in clause (c) of the definition of the term “Prepayment Event”, 50% of such Net Proceeds, and (z) in the case of all other Prepayment Events, 100% of such Net Proceeds. In connection with any mandatory prepayment as required under this Section 2.6(c), there shall also be a corresponding automatic reduction in the Borrowing Base, without the need for any additional Bank approval, in the amount of such required prepayment; provided, that, (i) no reduction in the Borrowing Base pursuant to this Section 2.6(c) shall reduce the Borrowing Base to an amount less than the then existing Conforming Borrowing Base, (ii) there shall be no reduction in the Borrowing Base pursuant to this Section 2.6(c) in connection with any Equity Issuance (as defined in the First Amendment) other than the Interim Issuance (as defined in the First Amendment), (iii) following the Effective Date (as defined in the First Amendment), there shall be no reduction in the Borrowing Base pursuant to this Section 2.6(c) in connection with prepayments of Net Proceeds arising from sales, transfers or other dispositions of any property or assets of any Credit Party that do not constitute Borrowing Base Properties, and (iv) any reduction in the Borrowing Base pursuant to Section 2.6(c)(y) shall be capped at $30,000,000 in the aggregate and there shall be no reduction in the Borrowing Base with respect to Net Proceeds received by or on behalf of any Credit Party after the Effective Date (as defined in the First Amendment) in respect of any Prepayment Event described in clause (c) of the definition of the term “Prepayment Event”. For the avoidance of doubt, any reductions to the Borrowing Base arising in connection with an Equity Issuance other than the Interim Issuance are set forth in Section 6 of the First Amendment.”
          2.4 Amendments to Information Covenant. Section 8.1 of the Credit Agreement shall be amended as follows:
     (i) Clause (b) of Section 8.1 of the Credit Agreement shall be amended to add a reference to “(i)” in front of the reference to “as soon as available” at the beginning of such clause (b) and to add a sub clause (ii) at the end of such clause (b) which shall read in full as follows:

     “(ii) as soon as available and in any event within twenty (20) days after the end of each calendar month of each Fiscal Year, consolidated balance sheets of Borrower as of the end of such calendar month and the related consolidated statements of income and statements of cash flow for such calendar month and for the portion of Borrower’s Fiscal Year ended at the end of such calendar month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrower’s previous Fiscal Year; all financial statements delivered pursuant to this Section 8.1(b) shall be certified as to fairness of presentation, substantially in accordance with GAAP (except for the absence of footnotes and normal year end adjustments) and consistency by a Financial Officer of Borrower;
     (ii) Clause (c) of Section 8.1 of the Credit Agreement shall be amended to replace the reference to “Section 8.1(a) and Section 8.1(b)” with a reference to “Section 8.1(a), Section 8.1(b)(i) and Section 8.1(b)(ii)”.
     (iii) Section 8.1 of the Credit Agreement shall be amended to add the following subsection (o) to the end thereof:
     “(o) as soon as available but in any event within five (5) Domestic Business Days after the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Credit Parties’ accounts payable, delivered in a format acceptable to the Administrative Agent.”
          2.5 Amendment to Affirmative Covenants. Article VIII of the Credit Agreement shall be amended to add the following Section 8.14 to the end thereof:
     “Section 8.14 Oil and Gas Hedge Transactions. Within five (5) Domestic Business Days following the Signing Date (as defined in the First Amendment), Borrower shall purchase one or more commodity price floors or collars for crude oil and natural gas (i) with one or more Approved Counterparties, (ii) which have a floor strike price of not less than 95% of the quoted forward contract price per barrel (NYMEX/WTI basis adjusted equivalent) in respect of crude oil and per mcf (CIG basis) in respect of natural gas for delivery on a specified future date, (iii) which have aggregate notional volumes of at least the following percentages of Borrower’s and the Restricted Subsidiaries’ reasonably anticipated projected production of crude oil and natural gas from Proved Mineral Interests (as reflected in the most recent Reserve Report delivered to Administrative Agent pursuant to Section 4.1 hereof) for the following periods of time: (1) 40% for the last two Fiscal Quarters of 2009, (2) 70% for the calendar year 2010, and (3) 50% for the calendar year 2011, and (iv) which are otherwise on terms and conditions satisfactory to the Administrative Agent and in compliance with Section 9.11 of this Agreement. Borrower shall maintain the hedge position established by the Oil and Gas Hedge Transactions entered into pursuant to the preceding sentence during the periods specified thereby and shall neither assign, terminate or unwind any such Oil and Gas Hedge Transaction nor sell any Oil and Gas Hedge Transaction if the effect of such action (when taken together with any other Oil and Gas Hedge Transaction entered into contemporaneously with the taking of such action) would have the effect of canceling its positions under such Oil and Gas Hedge Transactions. Any replacement Oil and Gas

Hedge Transaction entered into in connection with this Section 8.14 must be on terms and conditions satisfactory to the Administrative Agent and otherwise in compliance with Section 9.11 of this Agreement. Promptly upon entering into any Oil and Gas Hedge Transaction, Borrower shall provide to each Bank the certificate required by Section 8.1(n) hereof.”
          2.6 Amendment to Debt Covenant. Section 9.1 of the Credit Agreement shall be amended to read in full as follows:
     “Section 9.1. Incurrence of Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) payables incurred in the ordinary course of business (other than in connection with a loan or lending transaction) that are not more than ninety (90) days past due, from the date of the original invoice or demand, except such payables being contested in good faith in accordance with Section 8.7 hereof, (c) Permitted Senior Unsecured Debt, (d) Guarantees of Permitted Senior Unsecured Debt, (e) Permitted Senior Convertible Debt, (f) Guarantees of Permitted Senior Convertible Debt, (g) Debt evidenced by the Acquisition Letters of Credit, (h) non-recourse Debt existing on the Signing Date (as defined in the First Amendment) listed on Schedule 9.1 hereto incurred for the acquisition of surface rights with respect to ranch land and Permitted Refinancing Debt thereof; provided, that such Debt is secured only by such surface rights in such ranch land and no Mineral Interests or other property of any Credit Party nor any other collateral of Banks or Administrative Agent shall be provided by any Credit Party to secure such Debt, and (i) other unsecured Debt in an aggregate amount outstanding at any time not to exceed $25,000,000.”
          2.7 Amendment to Restricted Payment Covenant. Section 9.2 of the Credit Agreement shall be amended to read in full as follows:
     “Section 9.2 Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment; provided, that (a) any Subsidiary of Borrower may make Distributions to Borrower, (b) any Credit Party may make Distributions to any other Credit Party that has provided a Facility Guaranty, and all of the Equity of which owned by Borrower or any Indirect Restricted Subsidiary has been pledged to Administrative Agent pursuant to a Borrower Pledge Agreement or a Subsidiary Pledge Agreement (as applicable), (c) Borrower may make dividends to its stockholders consisting solely of additional common or preferred stock or rights to purchase common or preferred stock, and (d) for purposes of clarity, regularly scheduled payments of interest made under, and pursuant to the terms of, the Permitted Senior Convertible Debt shall not be deemed “Restricted Payments” hereunder.”
          2.8 Amendment to Asset Dispositions Covenant. Section 9.5 of the Credit Agreement shall be amended to read in full as follows:
     “Section 9.5 Asset Dispositions. Borrower will not, nor will Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than (a) the sale in the ordinary course of business of Hydrocarbons produced from Borrower’s Mineral Interests, and (b) the sale, lease, transfer, abandonment, exchange or other disposition of other assets; provided, that, no sale, lease, transfer, abandonment, exchange or other disposition by Borrower or any of its Subsidiaries of Borrowing Base Properties with an aggregate value (which, in the case of assets consisting of Mineral Interests, shall be the Recognized Value of such Mineral Interests and, in the case of any exchange, shall be the net value or net Recognized Value realized or resulting from such exchange) in any period between Scheduled Redeterminations (for purposes of this clause (b) the Closing Date will be deemed to be a Scheduled Redetermination) in excess of five percent (5%) of the Borrowing Base then in effect shall be permitted pursuant to this clause (b). In no event will Borrower sell, transfer or dispose of any Equity in any Restricted Subsidiary nor will any Credit Party (other than Borrower) issue or sell any Equity or any option, warrant or other right to acquire such Equity or security convertible into such Equity to any Person other than a Credit Party which is directly or indirectly wholly-owned by a Credit Party. For the avoidance of doubt, Borrower shall not, nor will Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of the Midway Loop Assets or the Newton Assets without the prior written consent of the Majority Banks.”
          2.9 Amendment to Hedge Transaction Covenant. Section 9.11 of the Credit Agreement shall be amended to read in full as follows:
     “Section 9.11 Hedge Transactions. Borrower will not, nor will Borrower permit any other Credit Party to, enter into any Oil and Gas Hedge Transactions (a) with a tenor of greater than thirty-six (36) months, or (b) which would cause the amount of oil or gas which is the subject of Oil and Gas Hedge Transactions in existence at such time to exceed eighty percent (80%) of Borrower’s and the Restricted Subsidiaries’ anticipated production of oil and gas from Proved Mineral Interests (as reflected in the most recent Reserve Report delivered to Administrative Agent pursuant to Section 4.1 hereof). Promptly upon entering into any Oil and Gas Hedge Transaction, Borrower shall provide to each Bank the certificate required by Section 8.1(n) hereof. Borrower will not, and will not permit any of its Subsidiaries to, terminate any Oil and Gas Hedge Transaction, now existing or hereafter arising, without the prior written consent of the Administrative Agent.”
          2.10 Amendment to Unrestricted Subsidiaries Covenant. Section 9.14 of the Credit Agreement shall be amended to read in full as follows:
     “Section 9.14 Obligations to Unrestricted Subsidiaries. Borrower will not, nor will Borrower permit any other Credit Party to, incur any liability, Debt or obligation to any Unrestricted Subsidiary of any nature, or have any liability (whether by operation of law or otherwise) for any liability, Debt or obligation of any Unrestricted Subsidiary; provided, that the Credit Parties may incur liabilities and obligations to DHS for drilling services performed by DHS in the ordinary course of the Credit Parties’ business and otherwise in compliance with this Agreement, including, without limitation, Section 9.1 and Section 9.9 of this Agreement.”

          2.11 Amendment to Financial Covenants. Article X of the Credit Agreement shall be amended to add the following Section 10.3 to the end thereof:
     “Section 10.3 Capital Expenditures. Borrower will not, nor will it permit any other Credit Party to, incur or make any Capital Expenditures in an amount exceeding in the aggregate for all Credit Parties (a) $20,800,000 for the second Fiscal Quarter of calendar year 2009, and (b) $10,000,000 for the third Fiscal Quarter of calendar year 2009.”
          2.12 Amendment to Event of Default. Section 11.1(c) of the Credit Agreement shall be amended to read in full as follows:
     “(c) Borrower shall fail to observe or perform any covenant or agreement contained in Section 4.5, Section 8.1, Section 8.2, Section 8.3, Section 8.6, Section 8.7, Section 8.14, Article IX or Article X of this Agreement;”
          2.13 Addition of Schedule 9.1. Schedule 9.1 to this First Amendment shall be added to the Credit Agreement as Schedule 9.1 thereto.
     SECTION 3. Forbearance. Borrower hereby acknowledges that (i) Borrower has failed to comply with Section 9.1 of the Credit Agreement as a result of the existence of overdue accounts payable in amounts which are not otherwise permitted under such Section (the “Accounts Payable Default”), (ii) Borrower has failed to comply with Section 10.1 of the Credit Agreement as a result of its current ratio being less than 1.0 to 1.0 as of the end of the Fiscal Quarter ending December 31, 2008 (the “Current Ratio Default”, and together with the Accounts Payable Default, the “Specified Defaults”), and (iii) the Specified Defaults constitute Events of Default under the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent set forth in Section 8 hereof but only so long as no Forbearance Period Termination Event shall have occurred, Administrative Agent (on behalf of the Banks) hereby agree to forbear until the Forbearance Period Termination Date from exercising their rights and remedies arising as a result of the occurrence of the Specified Defaults. Notwithstanding the foregoing, the forbearance granted by Administrative Agent (on behalf of the Banks) pursuant hereto shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Papers. On and after the Forbearance Period Termination Date, or such earlier date on which a Forbearance Period Termination Event occurs, Administrative Agent’s (on behalf of the Banks) agreement hereunder to forbear shall terminate automatically without further act or action by Banks, and Administrative Agent and Banks shall be entitled to exercise any and all rights and remedies available to them under the Credit Agreement or any of the other Loan Papers, at law, in equity, or otherwise without any further lapse of time, expiration of applicable grace periods, or requirements of notice, all of which are hereby expressly waived by Borrower and the other Credit Parties. Borrower and the other Credit Parties hereby acknowledge and understand that upon the expiration or termination of the Forbearance Period, if all the Specified Defaults have not been waived in accordance with this First Amendment, or if there shall at such time exist any additional Default or Event of Default, then Administrative Agent and Banks shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the collateral for the Obligations and/or institution of legal proceedings. Administrative Agent and Banks shall have no obligation whatsoever to extend the Forbearance Period, waive any Defaults or Events of Default, defer any payments, or further forbear from exercising their rights and remedies.
     SECTION 4. Signing Date Limited Waivers. Borrower hereby (a) acknowledges that (i) Borrower has failed to comply with Section 9.14 of the Credit Agreement as a result of the Credit Parties’ incurring certain liabilities and obligations to DHS for drilling services performed by DHS prior to the Signing Date (the “Unrestricted Subsidiary Liability Default”), and (ii) the Unrestricted Subsidiary Liability Default constitutes an Event of Default under the Credit Agreement, and (b) requests that Required Banks waive the Unrestricted Subsidiary Liability Default and compliance with the current ratio covenant set forth in Section 10.1 of the Credit Agreement solely for the Fiscal Quarter ending on March 31, 2009 (“3/31/09 Current Ratio Test”). In addition to the above-requested waivers, Borrower hereby requests that Required Banks waive during the Statutory Liens Waiver Period any Default or Event of Default arising as a result of the existence of any Statutory Liens which would violate Section 8.7(b) and/or Section 9.3 of the Credit Agreement (the “Potential Statutory Liens Default”). In reliance on the representations, warranties, covenants and agreements contained in the Credit Agreement and this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, Required Banks hereby (A) waive the Unrestricted Subsidiary Liability Default and compliance with the 3/31/09 Current Ratio Test, and (B) waive the Potential Statutory Liens Default but only during the Statutory Liens Waiver Period. The limited waiver of the Unrestricted Subsidiary Liability Default contained in this Section 4 is limited solely to Section 9.14 of the Credit Agreement and applies solely for liabilities and obligations owed to DHS for drilling services performed by DHS in the ordinary course of the Credit Parties’ business and prior to the Signing Date. The limited waiver of the 3/31/09 Current Ratio Test contained in this Section 4 is limited solely to Section 10.1 of the Credit Agreement and applies solely to the calculation of Borrower’s ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the Fiscal Quarter ending on March 31, 2009. The limited waiver of the Potential Statutory Liens Default contained in this Section 4 is limited solely to Section 8.7(b) and Section 9.3 of the Credit Agreement and applies solely during the Statutory Liens Waiver Period. The limited waivers set forth in this Section 4 are limited, one-time waivers (and in the case of the Potential Statutory Liens Default, a temporary waiver), and nothing contained herein shall obligate Banks to grant any additional or future waiver with respect to, or in connection with, any provisions of the Credit Agreement or any other Loan Paper. Borrower and the other Credit Parties hereby acknowledge and understand that upon the expiration or termination of the Statutory Liens Waiver Period, if a Default or Event of Default exists as a result of the existence of Statutory Liens, or if there shall at such time exist any additional Default or Event of Default, then Administrative Agent and Banks shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the collateral for the Obligations and/or institution of legal proceedings.
     SECTION 5. Effective Date Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent set forth in Section 9 hereof, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 5.

          5.1 Amendment to Definition. The definition of “Termination Date” contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:
          “Termination Date” means January 15, 2011.
          5.2 Deletion of Definition. The definition of “Consolidated Net Debt” contained in Section 1.1 of the Credit Agreement shall be deleted in its entirety.
          5.3 Amendment to Organizational Document Covenant. Section 9.6 of the Credit Agreement shall be amended to add the following clause (d) to the end thereof:
     “, or (d) any Equity Issuance Document (as defined in the First Amendment), other than amendments, modifications and waivers which will not, individually or in the aggregate, adversely effect any Credit Party or the Banks in any material respect.”
          5.4 Amendment to Financial Covenant. Section 10.2 of the Credit Agreement shall be amended to read in full as follows:
     “Section 10.2 Senior Secured Leverage Ratio. Commencing with the Fiscal Quarter ending December 31, 2008, Borrower will not permit, as of the last day of any Fiscal Quarter, its ratio of the outstanding principal amount of the Obligations (as of the Fiscal Quarter ending on such date) to Consolidated EBITDAX (for the Rolling Period ending on such date) to be greater than 4.0 to 1.0.”
     SECTION 6. Borrowing Base Redetermination. Notwithstanding anything to the contrary contained in the Credit Agreement, in reliance on the representations, warranties, covenants and agreements contained in the Credit Agreement and this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Administrative Agent, Required Banks and Borrower hereby agree that effective as of the Effective Date (a) the Borrowing Base in effect for the period from the Effective Date until the date of the next Redetermination thereof shall be $225,000,000, and (b) the Conforming Borrowing Base in effect for the period from the Effective Date until the date of the next Redetermination thereof shall be $185,000,000. Borrower, Administrative Agent and Required Banks hereby further agree that the Redetermination provided for in this Section 6 is the February 1, 2009 Scheduled Redetermination and shall not be construed or deemed to be a Special Redetermination for purposes of Section 4.3 of the Credit Agreement.
     SECTION 7. Effective Date Limited Waivers. Borrower hereby requests that Banks waive the Specified Defaults. In reliance on the representations, warranties, covenants and agreements contained in the Credit Agreement and this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Required Banks hereby waive the Specified Defaults effective as of the Effective Date. The limited waivers contained in this Section 7 are limited solely to Sections 9.1 and 10.1 of the Credit Agreement, and apply (A) with respect to the Accounts Payable Default, solely for overdue accounts payable existing prior to the Effective Date and paid by Borrower from its working capital (and not from Borrowings) received from Equity Issuances pursuant to Section 9.1 hereof, and (B) with respect to the Current Ratio Default, solely for the Fiscal Quarter ending December 31, 2008 and not for any other Fiscal Quarter. The limited waivers set forth in this Section 7 are limited, one-time waivers, and nothing contained herein shall obligate Banks to grant any additional or future waiver with respect to, or in connection with, any provisions of the Credit Agreement or any other Loan Paper.
     SECTION 8. Signing Date Conditions Precedent. This First Amendment shall be effective (other than with respect to Section 5, Section 6 and Section 7 hereof which shall only be effective on the Effective Date) on the date that each condition precedent set forth in this Section 8 is satisfied (the “Signing Date”):
          8.1 Closing Delivery. Administrative Agent shall have received counterparts of this First Amendment duly executed by Borrower and Required Banks and acknowledged by each Restricted Subsidiary.
          8.2 Amendment Fee. Borrower shall have paid to Administrative Agent, for the benefit of Executing Banks, a fee in the amount of 50 basis points on each Executing Bank’s Commitment Percentage of $225,000,000.
          8.3 Fees and Expenses. Borrower shall have paid (a) all fees and amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates pursuant to any separate agreement between or among Borrower, Administrative Agent and/or its Affiliates, and (b) all reasonable fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment.
          8.4 Other Documentation. Administrative Agent shall have received such other documents, instruments and agreements as it may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent.
     SECTION 9. Effective Date Conditions Precedent. Section 5, Section 6 and Section 7 of this First Amendment shall be effective on the date that each condition precedent set forth in this Section 9 is satisfied (the “Effective Date”):
          9.1 Equity Issuances. Prior to the Forbearance Period Termination Date, Borrower shall have successfully completed one or more issuances of common and/or preferred stock or rights to purchase common and/or preferred stock on terms and conditions satisfactory to the Administrative Agent (together with the Interim Issuance, the “Equity Issuances”) pursuant to which Borrower shall have received total gross proceeds of at least $150,000,000, which result in Borrower’s receipt of Net Proceeds of at least $140,000,000 (the “Equity Issuance Net Proceeds”), in consideration of such issuances, and such Equity Issuance Net Proceeds shall have been applied as follows: (a) if the Forbearance Period Termination Date has not been automatically extended or has been automatically extended to April 30, 2009 pursuant to clause (b)(i) of the definition of “Forbearance Period Termination Date”, then (i) the first $100,000,000 of Equity Issuance Net Proceeds to payment of the Obligations, (ii) the next $40,000,000 of Equity Issuance Net Proceeds to be retained by the Borrower as working capital, and (iii) all remaining Equity Issuance Net Proceeds to payment of the Obligations then outstanding, (b) if the Forbearance Period Termination Date has been extended to May 15, 2009 pursuant to clause (b)(ii) of the definition of “Forbearance Period Termination Date”, then (i) fifty (50%) percent of the Equity Issuance Net Proceeds of the Interim Issuance to payment of the Obligations with a corresponding automatic reduction in the Borrowing Base (but not below the then existing Conforming Borrowing Base) in accordance with Section 2.6(c) of the Credit Agreement, (ii) fifty (50%) percent of the Equity Issuance Net Proceeds of the Interim Issuance to the Borrower to be retained as working capital up to a maximum of $40,000,000 of the Equity Issuance Net Proceeds, and (iii) all remaining Equity Issuance Net Proceeds to payment of the Obligations then outstanding, and (c) if the Forbearance Period Termination Date has been extended to June 15, 2009 pursuant to the last sentence in the definition of “Forbearance Period Termination Date”, then all Equity Issuance Net Proceeds received after the Signing Date with respect to Equity Issuances other than the Interim Issuance shall be applied (i) first to the payment of the Obligations until such Equity Issuance Net Proceeds together with the Equity Issuance Net Proceeds received by Borrower from the Interim Issuance and applied to reduce the Obligations total $100,000,000, (ii) second, to be retained by the Borrower as working capital, until such Equity Issuance Net Proceeds together with the Equity Issuance Net Proceeds received by Borrower from the Interim Issuance and not applied to reduce the Obligations total $40,000,000, and (iii) all remaining Equity Issuance Net Proceeds to payment of the Obligations then outstanding.
          9.2 Equity Issuance Documentation. Administrative Agent shall have received copies of all documentation entered into by Borrower in connection with the Equity Issuances, certified by an Authorized Officer as true and correct and otherwise in form and substance reasonably satisfactory to Administrative Agent (collectively, the “Equity Issuance Documents”).
          9.3 Representations and Warranties. Each representation and warranty of each Credit Party contained in this First Amendment, the Credit Agreement and the other Loan Papers shall be true and correct in all material respects (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties shall be true and correct as of such date).
          9.4 No Default or Event of Default. After giving effect to the Redetermination contained in Section 6 hereof and the limited waivers granted in Section 7 hereof, no Default, Event of Default or Borrowing Base Deficiency shall exist.
          9.5 Signing Date. The Signing Date has occurred.
     SECTION 10. Representations and Warranties of Borrower. To induce Executing Banks and Administrative Agent to enter into this First Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:
          10.1 Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this First Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or result in the creation or imposition of any Lien upon any of the assets of the Credit Parties except Permitted Encumbrances.

          10.2 Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.
          10.3 Accuracy of Representations and Warranties. Each representation and warranty of each Credit Party contained in the Loan Papers is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).
          10.4 Absence of Defaults. Except for the Specified Defaults and after giving effect to the limited waiver granted in Section 4 hereof, no Default, Event of Default or Borrowing Base Deficiency has occurred which is continuing.
          10.5 No Defense. Borrower has no defense to payment of, or any counterclaim or rights of set-off with respect to, all or any portion of the Obligations.
          10.6 Employment Matters. Borrower’s board of directors has recommended and approved the following workforce, salary and compensation reductions which will be implemented no later than March 15, 2009: (a) a workforce reduction of at least fifty employees, (b) salary reductions of at least 20% for each of Borrower’s ten most senior executive officers, and (c) compensation reductions of at least 20% for each director serving on Borrower’s board of directors, in each case from levels in effect on February 27, 2009.
          10.7 NO CLAIMS. THE BORROWER AND EACH OTHER CREDIT PARTY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS (AS THE TERM IS DEFINED IN THIS PARAGRAPH), DEFENSES, OFFSETS, OR COUNTERCLAIMS OF ANY NATURE WHATSOEVER AGAINST ADMINISTRATIVE AGENT, BANKS AND THEIR RESPECTIVE PREDECESSORS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”). IT IS THE INTENTION OF THE PARTIES THAT THE LENDER-RELATED PARTIES HAVE NO LIABILITY TO THE BORROWER OR ANY OTHER CREDIT PARTY BY REASON OF ANYTHING OCCURRING PRIOR TO THE DATE OF THIS FIRST AMENDMENT RELATING TO CLAIMS COVERED BY THIS FIRST AMENDMENT. ACCORDINGLY, THIS FIRST AMENDMENT IS MADE TO COMPROMISE, RESOLVE, SETTLE, DISCHARGE, AND TERMINATE ALL ACTUAL AND POTENTIAL CLAIMS OF THE BORROWER AND THE OTHER CREDIT PARTIES BY REASON OF ANYTHING OCCURRING PRIOR TO THE DATE OF THIS FIRST AMENDMENT RELATING TO CLAIMS COVERED BY THIS FIRST AMENDMENT. THE TERM “CLAIMS” AS USED IN THIS FIRST AMENDMENT MEANS ALL ACCOUNTS, AGREEMENTS, AVOIDANCE ACTIONS, BILLS, BONDS, CAUSES, CAUSES OF ACTION, CHARGES, CLAIMS, COMPLAINTS, CONTRACTS, CONTROVERSIES, COSTS, COUNTERCLAIMS, DAMAGES, DEBTS, DEMANDS, EQUITABLE PROCEEDINGS, EXECUTIONS, EXPENSES, LEGAL PROCEEDINGS, LIABILITIES, LOSSES, MATTERS, OBJECTIONS,

OBLIGATIONS, ORDERS, PROCEEDINGS, RECKONINGS, REMEDIES, RIGHTS, SETOFF, SUITS, SUMS OF MONEY, OF EVERY SORT AND DESCRIPTION, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT, BREACH OF ANY SPECIAL RELATIONSHIP, BREACH OR ABUSE OF ANY FIDUCIARY DUTY, CONCEALMENT, CONFLICTS OF INTEREST, CONSPIRACY, COURSE OF CONDUCT OR DEALING, DEBT RECHARACTERIZATION, DECEIT, DECEPTIVE TRADE PRACTICES, DEEPENING INSOLVENCY, DEFAMATION, CONTROL, DISCLOSURE, DURESS, ECONOMIC DURESS, EQUITABLE SUBORDINATION, FRAUD, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER, GROSS NEGLIGENCE, INSOLVENCY LAW VIOLATIONS, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, MISREPRESENTATION, MISUSE OF INSIDER INFORMATION, NEGLIGENCE, OBLIGATION OF FAIR DEALING, OBLIGATION OF GOOD FAITH AND FAIR DEALING, OBLIGATION OF GOOD FAITH, PREFERENCE, SECRECY, SECURITIES AND ANTITRUST LAWS VIOLATIONS, SUBSTANTIVE CONSOLIDATION, TYING ARRANGEMENTS, UNCONSCIONABILITY, USURY, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES, WRONGFUL SETOFF, WHETHER DIRECT AND INDIRECT, FIXED OR CONTINGENT, KNOWN OR UNKNOWN, WHETHER SOUNDING IN TORT, OR BROUGHT UNDER CONTRACT OR STATUTE, AT LAW OR IN EQUITY, WHETHER OR NOT LIQUIDATED, WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS FIRST AMENDMENT AND WHICH WERE IN ANY MANNER RELATED TO ANY OF THE LOAN PAPERS OR THE ENFORCEMENT OR ATTEMPTED ENFORCEMENT BY ADMINISTRATIVE AGENT OR BANKS OF RIGHTS, REMEDIES OR RECOURSES RELATED THERETO. TO THE EXTENT THAT ANY CLAIMS, DEFENSES, OR OFFSETS EXIST AS OF THE DATE HEREOF, THEY ARE HEREBY WAIVED AND RELEASED BY THE BORROWER AND EACH OTHER CREDIT PARTY IN CONSIDERATION OF BANKS’ EXECUTION OF THIS FIRST AMENDMENT. THE BORROWER AND EACH OTHER CREDIT PARTY REPRESENTS AND WARRANTS THAT IT HAS NOT ASSIGNED ANY CLAIMS, OFFSETS OR DEFENSES TO ANY PERSON, INDIVIDUAL AND/OR ENTITY.
     SECTION 11. Covenants. Borrower hereby covenants and agrees that, from and after the Signing Date, it will perform, observe and comply with each of the following covenants:
          11.1 Information. Borrower will provide Administrative Agent with such information as may be reasonably requested by Administrative Agent from time to time, within three (3) Domestic Business Days of such request, including, without limitation, (a) copies of any bank or other financial institution statements, (b) financial statements, (c) accounts receivable and accounts payable agings, (d) transactional documentation, (e) litigation pleadings, depositions, related documents and transcripts, (f) letters of intent or offers to purchase, lease or license part, all or substantially all of the assets or Equity of Borrower, and (g) letters of intent or commitments for any capital investment, loan or other financing in or to Borrower. Without limiting the generality of the foregoing, Borrower will provide Administrative Agent on Tuesday of each week an update on the status of any of Borrower’s proposed Equity Issuances.
          11.2 Working Capital. During the Forbearance Period (but not thereafter) Borrower shall not, nor shall Borrower permit any other Credit Party to, (a) retain cash or cash equivalents (other than cash pledged to secure the Acquisition Letters of Credit) in an amount in excess of the projected working capital cash requirements for the following four week period and Borrower shall, and shall cause the other Credit Parties to, utilize their remaining available cash and cash equivalents to pay accounts payable owing in the ordinary course of business, (b) enter into any new material commitments or other agreements other than in the ordinary course of business and consistent with past practice, and (c) make, or agree to make, any new Capital Expenditures other than Capital Expenditures necessary to complete the Gray 31-23 well located in Section 31, Township 6 North, Range 22 East, Klickitat County, Washington and being drilled as of the Signing Date.
          11.3 Statutory Liens. Following the Statutory Liens Waiver Period, Borrower shall promptly cause all notices filed of record in connection with any Statutory Lien to be released of record.
          11.4 Access. Administrative Agent and its agents shall have reasonable access during normal business hours to Borrower’s and Restricted Subsidiaries’ business premises to review, appraise and evaluate the collateral for the Obligations and to inspect the financial records and other records of Borrower concerning the operation of the Credit Parties’ businesses, the Credit Parties’ financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the operations of the Credit Parties. Borrower will, and will cause each other Credit Party to, fully cooperate with Administrative Agent and its agents regarding such reviews, evaluations, and inspections, and Borrower shall, and shall cause each other Credit Party to, make its employees and consultants and professionals reasonably available to Administrative Agent and Administrative Agent’s professionals and consultants in conducting such reviews, evaluations, and inspections. Without limiting the generality of the foregoing, Administrative Agent’s agents entitled to access the premises shall include (i) Administrative Agent’s internal audit team, and (ii) a financial consulting firm selected by the Banks and at Borrower’s expense.
          11.5 RELEASE OF CLAIMS; COVENANT NOT TO SUE. EACH OF THE BORROWER AND EACH OTHER CREDIT PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES, REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND DISCHARGES THE LENDER-RELATED PARTIES FROM ANY AND ALL CLAIMS WHICH THE BORROWER OR ANY OTHER CREDIT PARTY EVER HAD OR NOW HAVE AGAINST THE LENDER-RELATED PARTIES. EACH OF THE BORROWER AND EACH OTHER CREDIT PARTY COVENANTS AND AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE LENDER-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS FIRST AMENDMENT AND WERE IN ANY MANNER RELATED TO ANY OF THE LOAN PAPERS. WITHOUT IN ANY WAY MODIFYING OR LIMITING THE FOREGOING, AND IN ADDITION TO THE FOREGOING, BORROWER AND EACH OTHER CREDIT PARTY HEREBY INCORPORATES INTO THIS FIRST AMENDMENT, RESTATES, ACKNOWLEDGES, AFFIRMS AND AGREES TO EVERY WAIVER AND RELEASE OF ANY CLAIMS AS SET FORTH IN THE LOAN PAPERS AS IF THE SAME WERE SET FORTH HEREIN.

     SECTION 12. Miscellaneous.
          12.1 Other Terms. No act committed or action taken by Administrative Agent or any Bank under this First Amendment or any other Loan Paper will be used, construed, or deemed to hold such person to be in control of Borrower or any other Credit Party, or the governance, management or operations of Borrower or any other Credit Party for any purpose, without limitation, or to be participating in the management of Borrower or any other Credit Party or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of Borrower or any other Credit Party or their respective businesses (as such terms, or any similar terms, are used in the Bankruptcy Code, the Internal Revenue Code, or the Comprehensive Environmental Response, Compensation and Liability Act, each as may be amended from time to time, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon Administrative Agent and Banks under this First Amendment or the other Loan Papers.
          12.2 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the other Loan Papers shall, except as amended and modified hereby, remain in full force and effect, and are hereby ratified and confirmed. The amendments, forbearance and limited waiver contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.
          12.3 Confirmation of Loan Papers and Liens. As a material inducement to Banks to make the agreements and grant the amendments, forbearance and limited waiver set forth herein, each of Borrower and each of the other Credit Parties hereby (a) acknowledges and confirms the continuing existence, validity and effectiveness of the Loan Papers and the Liens granted thereunder, (b) agrees that the execution, delivery and performance of this First Amendment and the consummation of the transactions contemplated hereby shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Papers and Liens, and (c) acknowledges and agrees that the Liens granted under the Loan Papers secure, and after the consummation of the transactions contemplated hereby will continue to secure, the payment and performance of the Obligations as first priority perfected Liens, subject to the Permitted Encumbrances.
          12.4 No Implied Waivers. No failure or delay on the part of Administrative Agent or any Bank in exercising, and no course of dealing with respect to, any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Paper shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Paper preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
          12.5 INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN PAPERS, BORROWER AND EACH OTHER CREDIT PARTY SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE LENDER-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY,

LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN PAPERS. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE LENDER-RELATED PARTIES, BORROWER AND EACH OTHER CREDIT PARTY SHALL, AT SUCH LENDER-RELATED PARTY’S REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF BORROWER AND THE OTHER CREDIT PARTIES, BY COUNSEL SELECTED BY SUCH LENDER-RELATED PARTY. NOTWITHSTANDING ANY PROVISION OF THIS FIRST AMENDMENT OR ANY OTHER LOAN PAPER, THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS FIRST AMENDMENT AND THE OTHER LOAN PAPERS.
          12.6 Review and Construction of Documents. Borrower and each other Credit Party each hereby acknowledge, and represent and warrant to Administrative Agent and Banks, that (a) Borrower and such other Credit Party have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this First Amendment with their legal counsel, (b) Borrower and such other Credit Party have reviewed this First Amendment and fully understand the effects thereof and all terms and provisions contained herein, and (c) Borrower and such other Credit Party have executed this First Amendment of their own free will and volition.
          12.7 Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Papers shall be tolled and not begin running until the Forbearance Period Termination Date.
          12.8 Arms-Length/Good Faith. This First Amendment has been negotiated at arms-length and in good faith by the parties hereto.
          12.9 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
          12.10 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment.
          12.11 Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until Administrative Agent, Borrower and Required Banks have executed a counterpart and all Restricted Subsidiaries have executed the attached consent and acknowledgement. Facsimiles shall be effective as originals.
          12.12 Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
          12.13 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.
          12.14 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective Authorized Officers on the date and year first above written.
[Signature pages to follow]

BORROWER: DELTA PETROLEUM CORPORATION, a Delaware corporation
By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer and Treasurer

     Each of the undersigned (i) consent and agree to this First Amendment, and (ii) agree that the Loan Papers to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ACKNOWLEDGED AND AGREED TO BY:

DELTA EXPLORATION COMPANY, INC., a Colorado corporation

By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer and Treasurer

PIPER PETROLEUM COMPANY, a Colorado corporation

By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer and Treasurer
Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

CASTLE TEXAS EXPLORATION LIMITED PARTNERSHIP, a Texas limited partnership

By:	Delta Petroleum Corporation, a Delaware corporation, its general partner

By:	/s/ Kevin K. Nanke

Kevin K. Nanke,
Chief Financial Officer and Treasurer

DPCA LLC, a Delaware limited liability company

By:	/s/ Kevin K. Nanke

Kevin K. Nanke,
Chief Financial Officer and Treasurer

DELTA PIPELINE, LLC, a Colorado limited liability company

By:	Delta Petroleum Corporation, a Delaware corporation, its sole manager and sole member

	By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer and Treasurer

DELTA RISK MANAGEMENT, LLC, a Colorado limited liability company

By:	Delta Petroleum Corporation, a Delaware corporation, its sole manager and sole member

	By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer and Treasurer
Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Ryan Fuessel
Ryan Fuessel,
Senior Vice President

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ryan Fuessel
Ryan Fuessel,
Senior Vice President
Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Director

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Angela McCracken
Name:	Angela McCracken
Title:	Senior Vice President

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

BANK OF OKLAHOMA, N.A.

By:
Name:
Title:

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

NATIXIS (f.k.a. Natexis Banques Populaires)

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Linda Tchernyshera
Name:	Linda Tchernyshera
Title:	Director

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

BARCLAYS BANK PLC

By:	/s/ Maria Lund
Name:	Maria Lund
Title:	Vice President

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

BANK OF SCOTLAND

By:
Name:
Title:

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

BANK:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Wes Fontana
Name:	Wes Fontana
Title:	Assistant Vice President

Signature Page
First Amendment to Second Amended and Restated Credit Agreement
DELTA PETROLEUM CORPORATION

SCHEDULE 9.1
Debt
None.
Schedule 9.1